U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           JUNE 1, 2006
                                                  ------------------------------


                              THERMODYNETICS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                        0-10707                06-1042505
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[State or other jurisdiction of   (Commission File No.)      (I.R.S. Employer
incorporation)                                               Identification No.)

         651 DAY HILL ROAD, WINDSOR, CONNECTICUT                   06095
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         (Address of principal executive offices)               (Zip Code)



                                  860-683-2005
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                         (Registrant's telephone number)



                                      N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to
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[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

Following is the text of anticipated remarks to be made by Robert A. Lerman, President and CEO of Thermodynetics to be held on Thursday, June 1, 2006 at 11 am, Eastern Daylight Time and to be broadcast via Wall Street.net
(www.wallst.net):

     1.  Overview

     THERMODYNETICS is a holding company that owns real estate and has two investments in technology-based companies.

     Turbotec Products Plc and Bio Minerals NV

     The real estate consists of 2 manufacturing buildings that houses Turbotec's operations in Windsor CT. 55,000 and 28,700 sq. ft. on approximately 6 acres and 3-1/2 acres contiguous to one another.

     The larger building also is the headquarters for Thermodynetics.

     Bio Minerals is a private company located in Belgium that manufactures chemicals from plants and markets them to pharmaceutical companies throughout Europe. They also have a proprietary product that is a health additive that is sold through nutritional outlets throughout the world. They are developing other products that are in various stages of trials under the laws of various countries.

     Turbotec is a manufacturer of special purpose tubing called enhanced surface tubing that has applications in a wide range of industries. It is used primarily in heat exchangers, as it is a spirally fluted tube that provides more surface area in a given length of the tube than smooth tubing. That surface area and the tube's geometry makes for a more compact and higher performing heat exchanger.

     Turbotec serves niche markets and is considered to be a leader in heat transfer technology. The company is ISO 9001 certified, engages in cellular manufacturing, lean manufacturing and six sigma methodologies. The industries Turbotec serves are primarily heating, air conditioning and refrigeration. The tubing is specially suited for boilers (a form of furnace), heat pumps (which are a combination of a furnace and an air conditioner), marine air conditioning on pleasure boats and yachts, ice making machines, swimming pool heaters, bio medical devices to heat or cool blood during surgery, and a variety of other applications.

     The manufacturing technology is proprietary and is applicable to virtually any metal - in fact I have yet to hear that Turbotec has been faced with a metal that is not workable by its process. In a standard production environment, they apply the enhanced surface on carbon and stainless steels, copper and copper alloys, aluminum and titanium.

     Sales have grown year after year and Turbotec is about to report its annual results during June as both Thermodynetics' and Turbotec's year ends March
     31. We expect continued growth in the current fiscal year (ended March
     2007) based on continuing activities.

     In 2005 Thermodynetics closed a factory that was eating cash and management time. It will be reported as a discontinued item in the Thermodynetics 10-KSB report to be released later this month for the fiscal year ended March 31, 2006; that closure caused our bottom line numbers to turn negative.

     Continuing operations are solid with Turbotec about to introduce a new product line in the next few months that is a "green" product. These are energy savings devices that incorporates Turbotec's surface enhanced tubing and reclaims waste heat from refrigeration or air conditioning or heat pump systems, recycle the heat and use it to heat water for residencial, commercial and industrial applications. The expected payback after installation of these systems is planned to be in the less than 2-year time frame.

     I expect that if Turbotec executes its introduction and marketing of these devices properly, Turbotec's revenues should achieve major advances over the next few years. And since Turbotec is well managed, those revenue increases are expected to be manifest in bottom line earnings.

     2.  Capitalization

     Because of the closing of the our other plant and the cash drain that it created last year, we refinanced our operations and arranged to bring Turbotec public in May 2006. The IPO was successful and Turbotec is now quoted on the London Stock Exchange's Alternative Investment Market under the symbol TRBO. Because of the IPO, Thermodynetics is treating Turbotec as a stand-alone company.

     The result of the IPO improved our balance sheet and the cash that was raised is quite adequate to also finance Turbotec's growth.

     So, yes, there is adequate capital reserves to finance the growth we envision.

     Further, because of the IPO, we believe that THERMODYNETICS is undervalued since the residual holding of Turbotec that is owned by THERMODYNETICS is at least $3/share while THERMODYNETICS is trading at about half that level. And that does not include any consideration for the real estate or our holding in Bio Minerals.

     3.  Trends

     The markets that Turbotec serves are largely energy related. And Turbotec has very efficient devices that serve that market. It is clear that everyone, these days, are energy conscious, green thinking, and looking for ways to save money. Turbotec's product lines are ideally suited for these directions and so I believe they have a very bright future.

     4.  Management

     Thermodynetics is managed by myself as President and CEO with John Ferraro as our Chairman and CFO. John and I have extensive operational, educational and financial backgrounds. We are proud of the accomplishments of our Company and that of the team at Turbotec. Naturally the staff that we have assembled over the years is key and we strive to create a working environment that allows each individual to find his or her creative and progressive levels.

     Turbotec's senior managers are recognized in their fields and the strength of its team makes them often the supplier of choice. That leads to many sole source supplier arrangements with their customers that are 5-10 and even 20 years in duration.

     Sunil Raina is President of Turbotec and he is leading a strong staff of managers in Sales/Marketing (Floyd Lewis), Operations (Tim Mimitz), Product Engineering (Fred Scheideman) and their CFO is Bob Lieberman.

     5.  The future

     We believe by expanding Turbotec's sales force to cover a wider geographic range, including Europe, significant opportunities will open. And the penetration of the Swimming Pool Heater market is exploding- with a more than 40% share at present and growing. The Heat Reclaim product line Turbotec is about to introduce is expected to add significantly to revenues and earnings over the next few years at least.

     The ability to form titanium with surface enhancements has been a solid factor in Turbotec's growth last year. In fact one significant competitor approached Turbotec's President at a trade show and said, in essence, "you have that market as we cannot produce a competitive tube in titanium."

     Turbotec also tested the market at another trade show last year and was inundated with inquiries. All because of their capabilities in titanium.

     We expect that the future will demonstrate good growth and we hope that the stock market will recognize the strides we have made in strengthening Turbotec and reflect our accomplishments in the stock's price.

     6.  Closing comments

     I believe that with Turbotec's IPO, we have demonstrated that THERMODYNETICS is undervalued. Turbotec's plans for the swimming pool heater, heat reclamation and titanium markets are positioned to generate solid growth. We plan on being able to report nice progress as these programs are implemented.

     The markets they have identified to pursue are all growth markets and I believe Turbotec has just scratched the surface for new applications for their surface enhanced tubing.

     7.   Web site

     Our website is www.thermodynetics.com
                    ----------------------
     Turbotec's is www.turbotecproducts.com
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     Thank you for the opportunity to bring the Thermodynetics accomplishments to your attention.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.


BY: /s/ROBERT A. LERMAN
   ----------------------------
    Robert A. Lerman, President

Date: June 1, 2006